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                                                                  Exhibit 99.1


NEWS RELEASE

CHEMED CORPORATION
o 2600 CHEMED CENTER o 255 E 5TH ST o CINCINNATI, OH  45202-4726

CONTACT:   David P. Williams                            FOR IMMEDIATE RELEASE
           513-762-6901


                         Chemed Corporation Redeems All
                   Floating Rate Senior Secured Notes Due 2010


CINCINNATI, February 18, 2005--Chemed Corporation ("Chemed") (NYSE:CHE) today announced it has redeemed the entire $110 million aggregate principal amount of its Floating Rate Senior Secured Notes due 2010 pursuant to the terms of its indenture dated February 24, 2004.

Listed on the New York Stock Exchange and headquartered in Cincinnati, Ohio, Chemed Corporation (www.chemed.com) operates two wholly owned subsidiaries:
VITAS Healthcare and Roto-Rooter. VITAS is the nation's largest provider of end-of-life hospice care and Roto-Rooter is the nation's leading provider of plumbing and drain cleaning services.

Statements in this press release or in other Chemed communications may relate to future events or Chemed's future performance. Such statements are forward-looking statements and are based on present information Chemed has related to its existing business circumstances. Investors are cautioned that such forward-looking statements are subject to inherent risk that actual results may differ materially from such forward-looking statements. Further, investors are cautioned that Chemed does not assume any obligation to updated forward-looking statements based on unanticipated events or changed expectations.


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